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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated February 27, 2004, except for Note 12
as to which the date is September   , 2004, relating to the financial statements
of VNUS Medical Technologies, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

San Jose, CA
September 28, 2004